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                                                                  Exhibit 10.08

                              INDEMNIFICATION AGREEMENT


    This INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of ____________, 1996, by and among Macrovision Corporation, a Delaware corporation (the "Corporation") and _______________________ ("Indemnitee"):

    WHEREAS, recently, highly competent persons have become more reluctant to serve both privately- and publicly-held corporations as directors, officers, or in other capacities, unless they are provided with better protection from the risk of claims and actions against them arising out of their service to and activities on behalf of such corporations; and

    WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties related to indemnification have increased the difficulty of attracting and retaining such persons; and

    WHEREAS, the Board of Directors of the Corporation (the "Board") has determined that the ability to attract and retain such persons is in the best interests of the Corporation's stockholders and that such persons should be assured that they will have better protection in the future; and

    WHEREAS, it is reasonable, prudent and necessary for the Corporation to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law, so that such persons will serve or continue to serve the Corporation free from undue concern that they will not be adequately indemnified; and

    WHEREAS, this Agreement is a supplement to and in furtherance of Article ____ of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate"), Article VI of the By-Laws of the Corporation (the "By-Laws"), and the rights granted under the Certificate, the By-Laws and any resolutions adopted pursuant thereto, and nothing contained in this Agreement shall be deemed to be a substitute therefor or construed to diminish or abrogate any rights of Indemnitee thereunder; and

    WHEREAS, Indemnitee may serve, continue to serve and to take on additional service for or on behalf of the Corporation;

    NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

    Section I      DEFINITIONS.  For purposes of this Agreement:

   (a) "Affiliate" includes any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise directly or indirectly owned by the Corporation.

    (b) "Corporate Status" means the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or any majority owned subsidiary of the


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Corporation, or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

    (c) "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

    (d) "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

    (e) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any other matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

    (f) "Proceeding" means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 11 of this Agreement to enforce his or her rights under this Agreement.

    Section 2. SERVICES BY INDEMNITEE. Indemnitee may at any time and for any reason resign from any position (subject to any other contractual obligation or any obligation imposed by operation of law), without affecting the indemnification hereunder, except as specifically provided in this Agreement.

    Section 3. INDEMNIFICATION - GENERAL. The Corporation shall indemnify, and advance Expenses to, Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement.

    Section 4. PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to any contemplated, pending or completed Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 4, Indemnitee shall be indemnified against Expenses, losses, claims, liabilities, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any such Proceeding


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or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. For purposes of this Section 4, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or the books of account of the Corporation or an Affiliate, including financial statements, or on information supplied to the Indemnitee by the officers of the Corporation or an Affiliate in the course of their duties, or on the advice of legal counsel for the Corporation or an Affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or an Affiliate.


    Section 5.     PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.
Indemnitee shall be entitled to the rights of indemnification provided in this
Section 5 if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to any contemplated, pending, or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section 5, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in any such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation if applicable law expressly prohibits such indemnification unless and only to the extent that the Chancery Court of the State of Delaware or the court in which such Proceeding shall have been brought or is pending, shall determine that indemnification against Expenses may nevertheless be made by the Corporation. For purposes of this Section 5, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or the books of account of the Corporation or an Affiliate, including financial statements, or on information supplied to the Indemnitee by the officers of the Corporation or an Affiliate in the course of their duties, or on the advice of legal counsel for the Corporation or an Affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or an Affiliate.

Section 6. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee, to the maximum extent permitted by law, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For the purposes of this Section and without limiting the foregoing, the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.


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    Section 7.     INDEMNIFICATION FOR EXPENSES OF A WITNESS.  Notwithstanding
any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

    Section 8. ADVANCEMENT OF EXPENSES. The Corporation shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within 20 days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

    Section 9.     PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO
                   INDEMNIFICATION.

    (a) To obtain indemnification under this Agreement in connection with any Proceeding, and for the duration thereof, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

    (b)  Upon written request by Indemnitee for indemnification pursuant to
Section 9(a) hereof, a determination with respect to Indemnitee's entitlement thereto shall be made in such case: (i) (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable, or even if such quorum is obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) as provided in Section 10(b) of this Agreement. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 30 days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

    (c) If required, Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising him or her of the identity of Independent Counsel so selected. Indemnitee may within seven days after such written notice of


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selection shall have been given, deliver to the Corporation, a written objection to such selection. Such objection may be asserted only on the grounds that Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 30 days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Chancery Court of the State of Delaware, or other court of competent jurisdiction, for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 9(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 9(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding or arbitration pursuant to
Section 11(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10.     PRESUMPTION AND EFFECTS OF CERTAIN PROCEEDINGS.

    (a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

    (b) If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 90 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law.

Section 11.     REMEDIES OF INDEMNITEE.

    (a) In the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification hereunder,
(ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) the determination of


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entitlement to indemnification is to be made by Independent Counsel pursuant to
Section 9(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within 30 days after receipt by the Corporation of a written request therefor, or (v) payment of indemnification is not made within 30 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9 or 10 of this Agreement, Indemnitee shall be entitled to an adjudication in the Chancery Court of the State of Delaware, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator in Delaware. Indemnitee shall commence such proceeding seeking an adjudication or award in arbitration within 180 days following the date on which Indemnitee has the right to commence such proceeding pursuant to this Section 11(a). The Corporation shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

    (b)  In the event that a determination shall have been made pursuant to
Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a DE NOVO trial or arbitration on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

    (c) If a determination shall have been made or deemed to have been made pursuant to Section 9 or 10 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent
(i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law.

    (d) In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of, or an award in arbitration to enforce, his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the kinds described in the definition of Expenses) actually and reasonably incurred by him or her in such judicial adjudication or arbitration, but only if he or she prevails therein.
If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 12.        NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

    (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate, the By-Laws, any


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agreement, a vote of stockholders or a resolution of directors, or otherwise.
No termination of this Agreement pursuant to Section 13 herein shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such termination and he or she shall continue to be fully indemnified for such actions or omissions in accordance with the terms of this Agreement.

    (b) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

    (c) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

    Section 13. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of (a) five years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Corporation; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators.

    Section 14. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation. each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable

    Section 15. EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES. Except as provided in Section 11(d), Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein brought or made by him or her against the Corporation.

    Section 16. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which


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together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

    Section 17. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

    Section 18. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

    Section 19. NOTICE BY INDEMNITEE. Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

    Section 20. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed to Indemnitee at his or her address set forth in the Corporation's records and to the Corporation at its principal executive offices, or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

    Section 21. GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

    Section 22. MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                  MACROVISION CORPORATION,
                                  a Delaware corporation



                                  By: ______________________________


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                                  Title: _____________________________

                                  INDEMNITEE


                                  __________________________________



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